Exhibit 10.39

THE NEIMAN MARCUS GROUP, INC.

RESTRICTED STOCK UNIT AGREEMENT

ISSUED PURSUANT TO 1997 INCENTIVE PLAN

THIS AGREEMENT is made as of the                day of                      , 20     , by and between THE NEIMAN MARCUS GROUP, INC., a Delaware corporation (the “Corporation”), and                                                                      , an employee of the Corporation or one of its affiliates (the “Employee”).

Recitals:

1.                                       On January 17, 1997, the Corporation adopted for the benefit of key employees The Neiman Marcus Group, Inc. 1997 Incentive Plan (the “Plan”), and the Plan was approved by its stockholders on that date.

2.                                       The Plan is administered by the Compensation Committee (the “Committee”) of the Corporation’s Board of Directors (the “Board”).

3.                                       The Committee has selected the Employee to participate in the Plan by the grant of Restricted Stock Units, each of which represents a fictional interest in a share of Class A Common Stock of the Corporation, par value $.01 per share (“Common Stock”), that shall be subject to the vesting, distribution and other provisions specified herein.

Agreement:

For and in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, it is agreed as follows:

1.                                       Grant of Restricted Stock Units.  The Corporation hereby grants to the Employee                         Restricted Stock Units (the “Award”), subject to the vesting schedule described in Section 4 and the requirement that the Restricted Stock Units may be forfeited to the Corporation under the circumstances set forth in that Section.

2.                                       No Rights as Equity Owner.  This Award shall not entitle the Employee to any voting rights, rights upon liquidation or other rights of owners of the Corporation with respect to any Restricted Stock Units or Dividend Units unless and until shares of Common Stock are issued to the Employee in respect of such Units as provided herein.

3.                                       Dividend Units.  In the event a cash dividend is paid on the Common Stock while the Employee holds undistributed Restricted Stock Units pursuant to this Award that have not been forfeited, whether or not then vested, the Corporation shall credit to the account of the Employee an additional fractional unit representing a fictional interest in a share of Common Stock (a “Dividend Unit”) with respect to each such Restricted Stock Unit, with a numerator equal to the amount of the per share cash dividend declared on the Common Stock and a denominator equal to the closing price of a share of Common Stock on the New York Stock Exchange on the date the cash dividend is paid. Dividend Units shall be subject to all other terms and conditions of this Agreement, provided that no additional Dividend Units shall be credited with respect to outstanding Dividend Units.

4.                                       Vesting of Restricted Stock Units and Dividend Units and Distribution of Common Stock; Separation from Service; Death; Disability; or Retirement.

(a)                                  The Restricted Stock Units granted hereunder and all Dividend Units with respect thereto shall vest on the third anniversary of the date of this Agreement (the “Vesting Date”) if and only if the Employee remains an employee of the Corporation or one of its affiliates through the Vesting Date.  On the Vesting Date, the Corporation shall issue to the Employee a certificate representing a number of shares of Common Stock equal to the number of Restricted Stock Units and Dividend Units then subject to this Award; provided, however, that pursuant to the irrevocable election made by the Employee prior to the execution of this Agreement, distribution of                     % of the shares of Common Stock otherwise issuable to the Employee on the Vesting Date (rounded down to the nearest whole share) shall be deferred beyond the Vesting Date for distribution on                               , 20       (the “Deferred Distribution Date”) or, if earlier, as soon as practicable following the date of the Employee’s death after the Vesting Date, or six months following the Employee’s separation from service with the Corporation and all of its affiliates for any reason after the Vesting Date, at which time the Corporation shall issue a certificate representing the number of shares of Common Stock subject to such deferral election.

(b)                                 Subject to the provisions of Sections 4(c), 4(d) and 4(e), upon the Employee’s separation from service with the Corporation and all of its affiliates at a time when the Restricted Stock Units and Dividend Units have not vested, (i) the Employee shall have no rights whatsoever in and to any of the Restricted Stock Units or Dividend Units; (ii) all the Restricted Stock Units and Dividend Units shall be forfeited to the Corporation and shall no longer be outstanding as of the date of such separation from service; and (iii) neither the Employee nor any of his or her heirs, beneficiaries, executors, administrators or other personal representatives shall have any rights with respect thereto.

(c)                                  If the Employee dies while in the employ of the Corporation or any of its affiliates, the Restricted Stock Units and Dividend Units then subject to this Award shall vest if not yet vested. The person or persons to whom the Employee’s rights under this Agreement are transferred by will or the laws of descent and distribution (collectively, the “Transferee”) shall be entitled to receive, within 30 days after presentation to the Secretary of the Corporation of documentation acceptable to the Secretary establishing the Transferee’s legal rights, a certificate representing a number of shares of Common Stock equal to the number of Restricted Stock Units and Dividend Units then subject to this Award.

(d)                                 If while in the employ of the Corporation or any of its affiliates the Employee shall become permanently disabled such that the Employee will be unable to return to his or her employment with the Corporation or its affiliates (as shall be conclusively determined by the Employee Benefits Committee of the Corporation), the Restricted Stock Units and Dividend Units then subject to this Award shall vest if not yet vested.  The Corporation shall issue to the Employee a certificate representing a number of shares of Common Stock equal to the number of Restricted Stock Units and Dividend Units then subject to this Award six months following the Employee’s separation from service with the Corporation and all of its affiliates on account of disability or, if earlier, the Vesting Date or the Deferred Distribution Date, whichever is applicable.

(e)                                  In the event of the Employee’s separation from service with the Corporation and all of its affiliates prior to the Vesting Date on account of his or her Eligible Retirement, then a portion of the Restricted Stock Units and Dividend Units then subject to this Award shall vest, with the number to be determined by multiplying the number of Restricted Stock Units and Dividend Units then subject to this Award by a fraction, the numerator of which is the number of completed months from the date of this Agreement through the date of Eligible Retirement and the denominator of which is 36.  Six months following the date of such separation from service, the Corporation shall issue to the Employee a certificate representing a number of shares of Common Stock equal to such number of vested Restricted Stock Units and vested Dividend Units.  The remaining Restricted Stock Units and Dividend Units subject to this Agreement shall be treated in the same manner as unvested Restricted Stock Units and unvested Dividend Units subject to the provisions of Section 4(b).  For purposes of this Agreement, “Eligible Retirement” shall mean the Employee’s separation from service with the Corporation and all of its affiliates on or after the date as of which the Employee (i) is eligible for a normal retirement benefit on account of reaching normal retirement age under the terms of The Neiman Marcus Group, Inc. Retirement Plan (or a successor plan); or (ii) is not less than age 55 and has not less than 20 years of vesting or credited service under the terms of The Neiman Marcus Group, Inc. Retirement Plan (or a successor plan); provided, however, that the Employee’s separation from service shall not be an “Eligible Retirement” if the Committee shall find that the Employee was terminated on account of “Cause.”  For purposes of this Agreement, “Cause” shall mean, in the Committee’s reasonable judgment, (i) a breach of duty by the Employee in the course of his or her employment involving fraud, acts of dishonesty (other than inadvertent acts or omissions), disloyalty, or moral turpitude; (ii) conduct that is materially detrimental to the Corporation or any of its affiliates, monetarily or otherwise, or reflects unfavorably on the Corporation or any of its affiliates or the Employee; (iii) the Employee’s failure to comply with or enforce the Corporation’s or any of its affiliates’ policies concerning equal employment opportunity, including engaging in sexually or otherwise harassing conduct; (iv) the Employee’s repeated insubordination or failure to comply with or enforce other personnel policies of the Corporation or any of its affiliates; (v) the Employee’s failure to devote his or her full working time and best efforts to the performance of his or her responsibilities to the Corporation or its affiliates; or (vi) the Employee’s conviction of or entry of a plea agreement or consent decree or similar arrangement with respect to, a felony, other serious criminal offense, or any violation of federal or state securities laws; provided, however, that with respect to items (iv) and (v), the Employee has been provided prior written notice of the failure and afforded a reasonable opportunity to correct.

5.                                       No Guarantee of Employment.  Nothing in the Plan or in this Agreement shall (i) confer on the Employee any right to continue in the employ of the Corporation or any of its affiliates; (ii) affect the right of the Employee or the Corporation or any of its affiliates to terminate the employment relationship at any time; (iii) be deemed a waiver or modification of any provision contained in any agreement between the Employee and the Corporation or any of its affiliates; (iv) be construed as part of the Employee’s entitlement to remuneration or benefit pursuant to a contract of employment or otherwise or as compensation for past services rendered; (v) afford the Employee any rights or additional rights to compensation or damages as a consequence of the loss or termination of his or her office; or (vi) entitle the Employee to any compensation or damages for any loss or potential loss he or she may suffer by reason of being or becoming unable to vest in the Restricted Stock Units and any Dividend Units attributable thereto as a consequence of the loss or termination of his or her office, employment, or service with the Corporation or any of its affiliates.  A cessation of the Employee’s employment by reason of a leave of absence of not more than six months approved by the Corporation shall not be deemed a separation from service.

6.                                       Changes in Common Stock.  In the event of any reorganization, recapitalization, stock split, stock dividend, merger, consolidation, combination of shares or other change affecting the Common Stock, the Committee shall make such adjustments as it may deem appropriate with respect to the Restricted Stock Units and Dividend Units.

7.                                       Fractional Units; Optional Issuance in Book-Entry Form.  Notwithstanding the foregoing, (i) any fractional Restricted Stock Unit or Dividend Unit will be paid in cash in lieu of Common Stock, with the amount of such payment to be based on the closing price of a share of Common Stock on the New York Stock Exchange on the last trading day prior to the date the payment amount is calculated; and (ii) any shares of Common Stock that under the terms of this Agreement are issuable in the form of a stock certificate may instead be issued in book-entry form if the person in whose name the certificate would otherwise be issued so requests in writing.

8.                                       Tax Withholding.  The Corporation shall take any steps it deems necessary or desirable to satisfy any obligations imposed by a Federal, state, local or other governmental entity to withhold taxes; provided, however, that in furtherance of satisfying such withholding obligations, the Employee shall have the right (by delivering written notice to the Secretary of the Corporation no less than 30 days nor more than 60 days prior to the date of distribution) to have a number of whole shares of Common Stock withheld by the Corporation from the shares to be issued upon distribution, or to tender to the Corporation other whole shares of Common Stock, with a value not to exceed the statutory minimum tax withholding obligation.  In addition, the Employee and/or his or her beneficiary (including his or her estate) shall bear all taxes on amounts paid under the Plan to the extent no taxes are withheld, irrespective of whether withholding is required.

9.                                       Interpretation of Plan and this Agreement.  This Agreement is being entered into pursuant to the Plan and shall be governed in all respects by the terms and provisions of the Plan, which are incorporated herein by this reference.  In the case of any inconsistency between the Plan and this Agreement, the Plan provisions shall control.  Capitalized terms used and not defined in this Agreement shall have the respective meanings given them in the Plan.  As used herein (i) the term “employee” shall mean an employee of the Corporation or of any affiliate of the Corporation; (ii) the term “affiliate” as used with respect to the Corporation shall mean any corporation or other entity in which the Corporation or any such other corporation or entity owns, directly or indirectly, 50% or more of the outstanding capital stock (determined by aggregate voting rights) or other voting interests, or that is considered to be under common control with the Corporation pursuant to Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended (the “Code”); and (iii) the phrase “separation from service” shall be interpreted in a manner consistent with the distribution requirements of Section 409A of the Code.  In all respects, questions of interpretation and application of the Plan and of this Agreement shall be determined by a majority of the Committee, as it may from time to time be constituted, and the determinations of such majority shall be final and binding upon all persons.

10.                                 Choice of Law; Exclusive Forum; Consent to Jurisdiction; Waiver of Right to Contest Removal and to Jury Trial.  The validity, performance and enforceability of this Agreement shall be determined and governed by the laws of the State of Texas, without regard to its conflict of laws principles. The exclusive forum for any action concerning this Agreement or the transactions contemplated hereby shall be in a court of competent jurisdiction in Dallas County, Texas, with respect to a state court, or the Dallas Division of the United States District Court for the Northern District of Texas, with respect to a federal court.  THE EMPLOYEE HEREBY CONSENTS TO THE EXERCISE OF JURISDICTION OF A COURT IN THE EXCLUSIVE FORUM AND WAIVES ANY RIGHT HE OR SHE MAY HAVE TO CHALLENGE OR CONTEST THE REMOVAL AT ANY TIME BY THE CORPORATION OR ANY OF ITS AFFILIATES TO FEDERAL COURT OF ANY SUCH ACTION HE OR SHE MAY BRING AGAINST IT IN STATE COURT.  THE EMPLOYEE AND THE CORPORATION FURTHER HEREBY MUTUALLY WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY ACTION CONCERNING THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.

EXECUTED at Dallas, Texas, as of the date appearing in the first paragraph of this Agreement.

THE NEIMAN MARCUS GROUP, INC.

By
Nelson A. Bangs,
Senior Vice President & General Counsel

, Employee